UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2010

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12672	77-0404318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, VA	22203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure.

As previously noted in its earnings release dated April 28, 2010, AvalonBay Communities, Inc. (the “Company”) will present at the upcoming NAREIT Institutional Investor Forum in Chicago.  The Company’s presentation is scheduled for 2:15 p.m. on June 9, 2010 and details on how to access a webcast of the presentation are available at the Company’s website at http://www.avalonbay.com/events.  In connection with its presentation, (1) the Company will provide the materials attached hereto as Exhibit 99.1 (the “Economic Research Brief”) and (2) the Company issued on June 8, 2010 the press release attached hereto as Exhibit 99.2 updating some of the financial projections for the Company for the three months ending June 30, 2010 and the fiscal year ending December 31, 2010.  At the presentation, the Company will discuss the Company’s business and its view of the economy and apartment fundamentals, and will answer questions regarding these and other matters.

The Company does not undertake a duty to update the Economic Research Brief, and the views it expresses therein could change at any time as a result of unforeseen changes in economic data, political or economic developments, or changes in the Company’s own portfolio metrics.  The Economic Research Brief should not be understood to provide or imply any specific financial results or forecast for the Company.  Any projections or forward-looking statements about the national economy, our markets or apartment fundamentals may prove to be untrue if trends such as employment, GDP, industrial or market growth prove different than discussed therein.

ITEM 9.01        Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit No.	Description

99.1	Economic Research Brief (furnished herewith)

99.2	Press Release of AvalonBay Communities, Inc. dated June 8, 2010 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

June 8, 2010
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Economic Research Brief (furnished herewith)

99.2	Press Release of AvalonBay Communities, Inc. dated June 8, 2010 (furnished herewith)